         As filed with the Securities and Exchange Commission on July 25, 1997
                                                    Registration No. 333-10043
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                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549



                                   FORM S-8
                            REGISTRATION STATEMENT
                                     UNDER
                          THE SECURITIES ACT OF 1933


                       FUSION MEDICAL TECHNOLOGIES, INC.
            (Exact name of registrant as specified in its charter)

                          Delaware                                                     94-3177221
           -------------------------------------                              ----------------------------
(State or other jurisdiction of incorporation or organization)             (I.R.S. Employer Identification No.)

                             1615 Plymouth Street
                        Mountain View, California 94043
                   (Address of principal executive offices)


                            1993 STOCK OPTION PLAN

                           (Full title of the Plans)


                               PHILIP M. SAWYER
                     President and Chief Executive Officer
                       Fusion Medical Technologies, Inc.
                             1615 Plymouth Street
                        Mountain View, California 94043
                                (415) 903-4000
           (Name, address and telephone number of agent for service)


                                   COPY TO:
                            John T. Sheridan, Esq.
                       Wilson Sonsini Goodrich & Rosati
                           Professional Corporation
                              650 Page Mill Road
                       Palo Alto, California 94304-1050
                                (415) 493-9300

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

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                                          CALCULATION OF REGISTRATION FEE
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                                                                Proposed            Proposed
        Title of                                                 Maximum             Maximum
       Securities                          Amount                Offering           Aggregate            Amount of
          to be                            to be                  Price             Offering            Registration
       Registered                        Registered             Per Share             Price                 Fee
1993 Stock Option Plan
Common Stock, $.001 par value(1)          300,000                 $4.375           $1,312,500(2)           $397.73
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

(1) In addition, pursuant to Rule 416(c) under the Securities Act of 1933, as amended, this Registration Statement also covers an indeterminate amount of interests to be offered or sold pursuant to the employee benefit plan described herein.

(2) Registration fee estimated in accordance with Rule 457(c) under the Securities Act of 1933, as amended, as to 300,000 shares of Common Stock, solely for the purpose of calculating the registration fee. The computation is based upon the closing price of the Common Stock as reported on the Nasdaq National Market on July 22, 1997 because the price at which the options to be granted in the future may be exercised is not currently determinable.

 STATEMENT UNDER GENERAL INSTRUCTION E - REGISTRATION OF ADDITIONAL SECURITIES

    The Registrant previously filed one Registration Statement on Form S-8 with the Securities and Exchange Commission (SEC File No. 333-10043) (the "Previous Form S-8). This Previous Form S-8 was filed in connection with the 1993 Stock Option Plan, the 1996 Director Option Plan and the 1996 Employee Stock Purchase Plan (collectively the "Plans"). This Registration Statement registers additional shares of the Registrant's Common Stock to be issued pursuant to the Plans. Accordingly, the content of the Previous Form S-8, including periodic reports that the Registrant filed after the Previous Form S-8 to maintain current information about the Registrant, are incorporated by reference into this Registration Statement pursuant to General Instruction E of Form S-8. The reports the Registrant has most recently filed with the SEC are listed below:

    - Annual Report on Form 10-K for the fiscal year ended December 31, 1996, filed as of March 31, 1997.

    - Quarterly Report on Form 10-Q for the quarterly period ended March 31, 1997, filed as of May 15, 1997.

    - Proxy Statement, filed as of April 28, 1997, in connection with the Annual Meeting of Shareholders held on May 22, 1997.

                                    PART II

              INFORMATION REQUIRED IN THE REGISTRATION STATEMENT

Item 8.  EXHIBITS.
         --------

         Exhibit
         Number                          Document
         --------   ------------------------------------------------------

          5.1 Opinion of Wilson Sonsini Goodrich & Rosati, P.C., as to the legality of securities being registered.

         23.1       Consent of Coopers & Lybrand L.L.P., Independent Auditors.

         23.2 Consent of Wilson Sonsini Goodrich & Rosati, P.C. (contained in Exhibit 5.1 hereto).

         24.1       Power of Attorney (see Page II-3).

                                  SIGNATURES

    Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized in the City of Mountain View, State of California on July 22, 1997.

                                       FUSION MEDICAL TECHNOLOGIES, INC.


                                       By:  /s/ PHILIP M. SAWYER
                                            ----------------------------------
                                            Philip M. Sawyer
                                            President, Chief Executive Officer
                                             and Acting Chief Financial Officer

                                       By:  /s/ WILLIAM J. VAUGHAN
                                            ----------------------------------
                                            William J. Vaughan
                                            Controller
                                            (Principal Accounting Officer)

                               POWER OF ATTORNEY

    KNOW ALL PERSONS BY THESE PRESENTS, that each person whose signature appears below constitutes and appoints Philip M. Sawyer and William J. Vaughan, jointly and severally, his attorney-in-fact, each with the power of substitution, for him in any and all capacities, to sign any amendments to this Registration Statement on Form S-8, and to file the same, with exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, hereby ratifying and confirming all that each of said attorneys-in-fact, or his substitute or substitutes, may do or cause to be done by virtue hereof.

    Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the date indicated.

    SIGNATURE                     TITLE                                      DATE

/s/ PHILIP M. SAWYER              President, Chief Executive                 July 22, 1997
-------------------------------   Officer, Acting Chief Financial Officer
  Philip M. Sawyer                and Director*

/s/ WILLIAM J. VAUGHAN            Controller                                 July 22, 1997
-------------------------------   (Principal Accounting Officer)
    William J. Vaughan

/s/ GORDON W. RUSSELL             Director*                                  July 22, 1997
-------------------------------
    Gordon W. Russell

/s/ OLAV B. BERGHEIM              Director*                                  July 22, 1997
-------------------------------
    Olav B. Bergheim

                                  Director*
-------------------------------
    Vaughn D. Bryson

/s/ DOUGLAS E. KELLY, M.D.        Director*                                  July 22, 1997
-------------------------------
    Douglas E. Kelly, M.D.

/s/ LAWRENCE G. MOHR, JR.         Director*                                  July 22, 1997
-------------------------------
    Lawrence G. Mohr, Jr.

/s/ RICHARD S. SCHNEIDER, PH.D.   Director*                                  July 22, 1997
-------------------------------
    Richard S. Schneider, Ph.D.

* The employee benefit plan being registered pursuant to this Registration Statement are subject to administration by the Board of Directors of the Registrant.

                               INDEX TO EXHIBITS


                                                                  Sequentially
Exhibit                                                             Numbered
Number                       Description                              Page
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 5.1    Opinion of Wilson Sonsini Goodrich &
        Rosati, P.C., as to the legality of
        securities being registered

23.1    Consent of Coopers & Lybrand L.L.P., Independent Auditors

23.2    Consent of Wilson Sonsini Goodrich & Rosati, P.C.
        (contained in Exhibit 5.1 hereto)

24.1    Power of Attorney
        (see Page II-3)